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Hemispherx Biopharma, Inc.
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Company/Investor Contact:
Dianne Will
Hemispherx Biopharma, Inc.
518-398-6222
ir@hemispherx.net

Hemispherx Biopharma Annual Meeting Set

Philadelphia, PA – February 24, 2011: Hemispherx Biopharma, Inc. (NYSE Amex: HEB) (the “Company”) will hold its annual meeting of stockholders on Thursday, March 17, 2011, at 10 a.m. EST, in Philadelphia, PA.  The meeting will be held at the Embassy Suites Hotel, 1776 Benjamin Franklin Parkway, Philadelphia, PA, 19103.

The record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting has been set as the close of business on January 31, 2011.

Proposals for action by stockholders include: the election of five Directors; ratification of McGladrey & Pullen, LLP to audit the financial statements of Hemispherx; the approval, by non-binding vote, of executive compensation; the recommendation, by non-binding vote, on the frequency of stockholder voting on executive compensation; and the transaction of such other matters as may properly come before the meeting or any adjournment thereof.

The mailing of the proxy material commenced on February 14, 2011.  The Company has posted copies of the proxy statement, amended and restated annual report for the fiscal year ended 2009 and the amended and restated quarterly report for the quarter ended September 30, 2010 on its website at http://www.hemispherx.net/content/investor/annualMeeting.asp.

The Company emphasizes the importance of your vote.  If you are a U.S. resident and received a proxy card containing your Control Number, please take a moment to vote your shares via Internet, phone, or by mail.  If you are a non-U.S. stockholder, you are encouraged to contact your custodian bank/broker at your earliest convenience.  For non-U.S. stockholders, Hemispherx has posted blank proxy cards in English, French, Dutch and German on its website, which you may use to instruct your bank to vote on your behalf.  Non-U.S. residents should advise their bank or broker that it is not necessary to block their shares.  The banks or brokers only need to certify the number of shares owned on January 31, 2011.

If you need assistance in voting your shares, Hemispherx suggests that you contact Morrow & Co., LLC, the firm assisting the Company with the Annual Meeting. Morrow & Co. can be contacted in the U.S. at 203-658-9400 or in London at +44-207-222-4645.  Stockholders may also contact Dianne Will, Investor Relations for Hemispherx, collect at 518-398-6222 or via e-mail at ir@hemispherx.net.

About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® (FDA approved for a category of sexually transmitted diseases) and the experimental therapeutics Ampligen® and Alferon® LDO. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®). The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties.  For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission.  Any specifically referenced investigational drugs and associated technologies of the Company (including Ampligen® and Alferon® LDO) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders.  The forward-looking statements represent the Company’s judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.  Clinical trials for other potential indications of the approved biologic Alferon N Injection® do not imply that the product will ever be specifically approved commercially for these other treatment indications.  The planning, completion, results or submission of clinical trials do not imply that any study product will ever be approved commercially for the studied or other treatment indications.